Exhibit 10.13

An English Summary of the Material Provisions of a Hebrew Document Titled

“A Request for a Loan in a Foreign Currency” Dated February 28, 2022

To:	The First International Bank of Israel, Ltd.
Office 274 – U-Bank Hertzliya

●	Account Name:	On Track Innovations Ltd.

●	Loan Currency:	U.S. Dollars.

●	Amount of the Loan:	2,000,000.00

●	Day of Grant of the Loan:	Date of credit of the loan amount in the account.

●	Date of Repayment:	March 28, 2022.

●	Interest:	Secured Overnight Financing Rate (SOFR) plus 2.45%.

●	Date of Payment of Interest:	March 28, 2022